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                                                                   EXHIBIT 99(A)



                      [PETERS ELWORTHY & MOORE LETTERHEAD]


Noise Cancellation Technologies (Europe) Limited

Auditors' Report to the Shareholders
on the Financial Statements for the year ended 31 December 1999

We have audited the financial statements on pages 4 to 14, which have been prepared in accordance with the Financial Reporting Standard for Smaller Entities (effective March 1999) under the historical cost convention and the accounting policies set out on page 7.


RESPECTIVE RESPONSIBILITIES OF THE DIRECTORS AND AUDITORS

As described on page 1 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.


BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all information and explanations which we consider necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud, other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of the information in the financial statements.


FUNDAMENTAL UNCERTAINTY

In forming our opinion, we have considered the adequacy of the disclosures made in note 1 of the financial statements concerning the company's operational results and financial position. In view of the significance of the company continuing to generate adequate working capital, and its reliance on continued financial support from the parent company we consider that it should be drawn to your attention but our opinion is not qualified in this respect.


OPINION

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 1999 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


/s/ PETERS ELWORTHY & MOORE
---------------------------
Chartered Accountants and
Registered Auditor


CAMBRIDGE
17 February 2000

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